Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Steakholder Foods Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value, as represented by American Depositary Shares	(1)	Other	125,852,000	$0.0016	$210,802.10	0.0001531	$32.23

Total Offering Amounts:							$210,802.10		32.23
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$32.23

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Ordinary shares are represented by American Depositary Shares, or ADSs, each of which represents 500 ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253915).

Consists of 125,852,000 ordinary shares represented by an aggregate of 251,704 ADSs consisting of (i) 124,286 ADSs issued in a private placement in June 2025 and (ii) up to 127,418 ADSs issuable upon the conversion of a convertible loan provided to us in June 2025, or the June 2025 Convertible Loan, based on a good-faith estimate of the maximum number of ADSs issuable upon conversion of the June 2025 Convertible Loan. All 251,704 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s ADSs on the Nasdaq Capital Market on August 4, 2025.

The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholder.